UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013 (June 9, 2013)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 Nobel Drive, Suite #325, San Diego, CA 92122
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activites.

On June 9, 2013 InfoSonics Corporation (the “Company”) determined to consolidate its R&D activities in its office in Shenzhen, China and reduce its Beijing workforce by 17 employees as part of its efforts to reduce operating expenses and improve operational efficiency. We will, however, continue to maintain our legal presence in Beijing. We expect these actions to be completed by June 30, 2013. Severance costs related to the terminated employees are estimated to be $130,000, which will be recorded and paid in the second quarter of 2013. We have also incurred other costs related to the closure in the amount of $7,750. We estimate that these actions will result in annual savings of approximately $500,000.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2013 the Company received notification from the Nasdaq Stock market indicating that the Company was granted an additional 180 day period to regain compliance with Nasdaq Rule 5550(a)(2) that requires listed securities to maintain a minimum bid price of $1.00 per share. The Company now has until December 9, 2013 to regain compliance by demonstrating that the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of the Company was held on June 10, 2013. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors.

	For	Against	Withheld	Broker Non-Votes
Joseph Ram	6,001,864	391,627	2,120	5,477,550
Randall P. Marx	5,936,989	454,981	3,641	5,477,550
Robert S. Picow	5,969,089	422,881	3,641	5,477,550
Kirk A. Waldron	5,970,919	422,051	2,641	5,477,550

Proposal 2: Ratification of the Selection of SingerLewak LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
10,581,690	423,277	868,194	0

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

For	Against	Abstain	Broker Non-Votes
5,506,676	830,854	58,081	5,477,550

Proposal 4: Approval, on an advisory basis, of the preferred frequency of stockholder advisory votes on executive compensation (“Say-on-Frequency”).

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,775,889	13,000	4,576,912	29,810	5,477,550

Except for the factual statements made herein, the information contained in this current report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or circumstances, as well as words such as “will,” “believes,” “intends,” “estimates,” “expects,” “plans,” “anticipates” and variations thereof, and the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements, including those relating to the consolidation of our China R&D activities in our Shenzhen office and costs and savings related thereto, are not guarantees of performance and actual actions and results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: foreign exchange rate fluctuations, adverse governmental controls or actions, or political or economic instability, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our operations, as well as changes in U.S. tax and accounting laws and regulations. Reference is also made to other factors detailed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this current report and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Vernon A. LoForti
Vernon A. LoForti
Date: June 13, 2013	Chief Financial Officer